                                 EXHIBIT 10.81

Form of 8% Convertible Debenture issued to the Purchasers.

THIS CONVERTIBLE DEBENTURE AND THE UNDERLYING SHARES OF COMMON STOCTHIS CONVERTIBLE DEBENTURE AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER THE LAWS OF ANY OTHER JURISDICTION, IN RELIANCE UPON REGULATION S UNDER THE ACT. UNTIL THE FORTY-FIFTH (45/TH/) DAY AFTER THE SALE OF THIS CONVERTIBLE DEBENTURE PURSUANT TO REGULATION S IS COMPLETED, NO CONVERTIBLE DEBENTURE OR UNDERLYING SHARES MAY BE OFFERED, SOLD OR TRANSFERRED (INCLUDING ANY INTERESTS THEREIN) IN THE UNITED STATES OR TO A "U.S. PERSON" (AS DEFINED IN REGULATION S PROMULGATED UNDER THE ACT) OR FOR THE ACCOUNT OR BENEFIT OF ANY U.S. PERSON, EXCEPT AS PROVIDED IN SAID REGULATION S. ANY RESALE THEREAFTER MUST BE PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. NEITHER MICROELECTRONIC PACKAGING, INC. ("MPI") NOR ITS TRANSFER AGENT SHALL BE OBLIGATED TO REMOVE THIS LEGEND UNLESS IT SHALL HAVE RECEIVED AN OPINION OF COUNSEL TO HOLDER REASONABLY SATISFACTORY TO MPI AND ITS TRANSFER AGENT STATING THAT SUCH REMOVAL COMPLIES WITH THE REQUIREMENTS OF REGULATION S.

                        MICROELECTRONIC PACKAGING, INC.
                            a California corporation
                 8% Convertible Debenture due October 23, 1997
                      Total Debenture:  $2,800,000.00 U.S.
                              Debenture ____ of 56
                   Amount of this Debenture:  $50,000.00 U.S.
                             Dated October 23, 1996

     Microelectronic Packaging, Inc., a California corporation (the "Corporation"), is indebted and, for value received, promises to pay (subject to the conversion provisions set forth herein) to the order of ____________________
_______________________________________________________________________________
______________________________________________________________ (or its Nominee),
on October 23, 1997 (the "Due Date"), upon presentation of this Convertible Debenture, fifty thousand dollars ($50,000.00) (the "Principal Amount") and to pay interest on the Principal Amount at the rate of 8% per annum as provided herein.

     The Corporation covenants, promises and agrees as follows:

     1. Interest. Interest which shall accrue on the outstanding Principal Amount shall be payable in four quarterly installments on the first day of each fiscal quarter of the Corporation beginning on the first day of the fiscal quarter following the fiscal quarter in which payment of the Principal Amount is made to the Corporation. Interest for the first such fiscal quarter shall be pro rata for the number of days of the first fiscal quarter after payment of the Principal Amount is made to the Corporation. Interest shall be payable in cash. All payments of principal and interest or principal or interest shall be made at the above stated address, or at such other place as may be designated in writing by the holder hereof.

     2.  Conversion.

                                  Exhibit "A"

     2.1 The holder of this Debenture shall have the right, at such holder's option, at any time, commencing after 45 days from the date hereof to convert all or part of the principal of this Debenture into such number of fully paid and nonassessable shares of Common Stock of the Corporation as shall be provided herein.

     2.2 The holder of this Debenture may exercise the conversion right provided in this Section 2 by giving written notice in the form attached hereto (the "Conversion Notice") to the Corporation of the exercise of such right, in whole or in part, and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Debenture. The number of shares of Common Stock that shall be issuable upon conversion of the Debenture shall equal the amount of the outstanding principal for which a Conversion Notice is given, divided by a conversion price (the "Conversion Price") equal to the lesser of (x) --- [110 % of the closing bid price of the Common Stock on the closing date] or (y) 80% of the average closing bid price of the Common Stock as reported by NASDAQ for the three (3) consecutive trading days immediately preceding the Date of Conversion (as defined below), subject to adjustment as provided in Section 4. Notwithstanding anything to the contrary contained herein or in that certain Offshore Securities Subscription Agreement among the Corporation, the Purchasers identified therein and Loselle Greenawalt Kaplan Blair & Adler dated as of October 22, 1996, in no event shall the holder of this Debenture exercise the conversion right provided in this Section 2 to the extent that (i) the number of shares of Common Stock issuable to such holder pursuant to such conversion and to any other holder simultaneously converting a Debenture issued as part of the same series as this Debenture, plus (ii) the number of shares of Common Stock previously issued to such holder and any other holder of Debentures issued as part of the same series as this Debenture pursuant to any previous conversion plus (iii) the total number of shares of Common Stock issuable pursuant to that certain Warrant issued by the Corporation to Dusseldorf Securities Limited dated as of the date hereof (whether or not such shares have then been issued), would equal or exceed 1,112,628 shares of Corporation Common Stock. In the event that, due to the operation of the immediately preceding sentence, the holder hereof is unable to convert some portion of the principal due under this Debenture (the "Outstanding Balance"), the Corporation shall, within 15 days of the date it receives the Conversion Notice, redeem such Outstanding Balance by payment to the holder of cash in an amount equal to 120% of the Outstanding Balance. In the event that more than one (1) holder of Debentures issued in this series elects to convert one or more Debentures on the same day and the aggregate amount to be converted by such holders cannot be so converted due to the provisions set forth above, the aggregate amount that may be converted shall be apportioned between or among such holders in the same proportion as the amount to be converted by each holder bears to the total amount to be so converted.

     2.3 Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of this Debenture. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall round up to the nearest whole share. In the case of a dispute as to the calculation of the Conversion Price, the Corporation's calculation shall be deemed conclusive absent manifest error. In order to convert this Debenture into full shares of Common Stock, the holder shall surrender this Debenture, duly endorsed, by overnight courier

                                        DEBENTURE-MICROELECTRONIC PACKAGING REV.

to the Corporation, together with the Conversion Notice that it elects to convert the same, the amount of principal to be so converted, and a calculation of the Conversion Price (with an advance copy of the Debenture(s) and the notice by facsimile); provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the Debenture is delivered to the Corporation as provided above, or the holder notifies the Corporation that such Debenture has been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such Debenture.

     Within one (1) business day of receiving a properly submitted Conversion Notice, the Corporation shall instruct American Stock Transfer & Trust Company (the "Transfer Agent") to issue and deliver as promptly as practicable to such holder at the address of the holder on the debenture records of the Corporation, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled (subject to the delivery of the original Debenture to the Corporation). In the absence of an opinion of counsel to the holder reasonably acceptable to the Corporation indicating that the securities underlying this Debenture may be issued without restrictive legends pursuant to an exemption from the Act, the certificate or certificates representing such underlying securities shall bear a legend substantially similar to that set forth on this Debenture. The date on which notice of conversion is given (the "Date of Conversion") shall be deemed to be the date set forth in such notice of conversion provided that the original Debenture to be converted is received by the Corporation within five business days thereafter and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Debenture to be converted is not received by the Corporation within five business days after the Date of Conversion, the notice of conversion shall become null and void.

     2.4 Liquidation Damages for Late Conversion. The Corporation shall use all reasonable efforts to issue and deliver, within three business days after the holder has fulfilled all conditions and submitted all necessary documents duly executed and in proper form required for conversion (the "Deadline"), to the holder or any transferee of the holder at the address of the holder on the books of the Corporation, a certificate or certificates for the number of Shares of Common Stock to which the holder shall be entitled. The Corporation understands that a delay in the issuance of the Shares of Common Stock beyond the deadline could result in economic loss to the holder. As compensation to the holder for such loss, the Corporation agrees to pay liquidation damages to the holder for the late issuance of Shares upon conversion in accordance with the following schedule (where "No. of Business Days Late" is defined as the number of business days beyond seven (7) business days from the date of receipt by the Corporation of a Notice of Conversion and receipt by the transfer agent of all necessary documentation duly executed and in proper form required for conversion, including the original Debentures to be converted, all in accordance with this Agreement):

                                        DEBENTURE-MICROELECTRONIC PACKAGING REV.
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                No. of. Business Days Late          Liquidated Damages
                --------------------------          ------------------
                           1                            $  500
                           2                            $1,000
                           3                            $1,500
                           4                            $2,000
                           5                            $2,500
                           6                            $3,000
                           7                            $3,500
                           8                            $4,000
                           9                            $4,500
                          10                            $5,000
                 greater than  10      5,000 + $1,000 for each
                                             Business Day Late
                                                beyond 10 days.

     The Corporation shall pay the holder any liquidated damages incurred under this Section by check upon the earlier to occur of (i) issuance of the Shares to the holder or (ii) each monthly anniversary of the receipt by the Corporation of such holder's Notice of Conversion. Nothing herein shall limit the holder's right to pursue actual damages for the Corporation's failure to issue and deliver shares of Common Stock to the holder in accordance with the terms of this Debenture.

     2.5 Reservation of Shares. The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding principal and interest of this Debenture, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     3.  Default.

     3.1 The entire unpaid and unredeemed balance of the Principal Amount and all Interest accrued and unpaid on this Debenture shall, at the election of the holder, be and become immediately due and payable upon the occurrence of any of the following events (a "Default Event"):

          (a) The non-payment by the Corporation when due of principal and interest or of any other payment as provided in this Debenture.

          (b) If the Corporation (i) applies for or consents in writing to the appointment of, or if there shall be a taking of possession by, a receiver, trustee or liquidator for the Corporation of all or substantially all of its property; (ii) admits in writing its inability to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors; (iv) files any petition for relief under the Bankruptcy Code or any similar federal or state statute; or

                                        DEBENTURE-MICROELECTRONIC PACKAGING REV.

(v) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes against any of its property or assets other than liens for taxes not yet due or being contested in good faith.

          (c) Any failure by the Corporation to issue and deliver shares of Common Stock as provided herein upon conversion of this Debenture.

     Notwithstanding the foregoing, the Corporation shall have fifteen (15) days from the receipt of a written Notice of Default to cure said Default Event, and no acceleration of conversion hereunder shall be deemed to have occurred until the thirtieth day after the Corporation's receipt of a written Notice of Default from the holder of this Debenture. Upon such cure, the terms of this Debenture shall continue in effect.

     3.2 Each right, power or remedy of the holder hereof upon the occurrence of any Default Event as provided for in this Debenture or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for it this Debenture or now or hereafter existing at law or in equity or by statute, and the exercise or beginning other exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the holder hereof of any or all such other rights, powers or remedies.

     4. Anti-Dilution Adjustments. The Conversion Price shall be subject to adjustment as follows:

          (a) In case the Corporation shall at any time subdivide the outstanding shares of Common Stock issuable upon conversion of the Debenture, the conversion price in effect immediately prior to such subdivision shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock issuable upon conversion of the Debenture, the conversion price in effect immediately prior to such combination shall be proportionately increased. Any such adjustment shall be effective at the close of business on the date such subdivision or combination shall become effective.

          (b) In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Debenture (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of a consolidation or merger of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the continuing corporation and which does not result in a reclassification of outstanding shares of Common Stock of the class issuable upon the conversion of this Debenture except where the security holders of the Company are entitled to receive securities of another issuer), or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Corporation or such successor or purchasing corporation, as the case may be, shall execute an instrument providing that the holder of this Debenture shall have the right thereafter to convert this Debenture into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, consolidation, merger, sale, or conveyance by the holder of the number of

                                        DEBENTURE-MICROELECTRONIC PACKAGING REV.

shares of Common Stock of the Corporation into which this Debenture might have been converted immediately prior to such reclassification, consolidation, merger, sale, or conveyance. Such interest shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The foregoing provisions of this Debenture shall similarly apply to successive reclassification of shares of Common Stock and to successive consolidations, mergers, sales, or conveyances.

     5. Failure to Act and Waiver. No failure or delay by the holder hereof to insist upon the strict performance of any term of this Debenture or to exercise any right, power or remedy consequent upon a Default Event hereunder shall constitute a waiver of any such term or of any such breach, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Debenture, the holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Debenture, or to declare a Default Event for failure to effect such payment of any such other amount.

     The failure of the holder of this Debenture to give notice of any failure or breach of the Corporation under this Debenture shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

     6. Consent to Jurisdiction. The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Debenture may be brought in any appropriate court in the State of California, including the United States District Court for the Central District of California or in any other court having jurisdiction over the subject matter, all at the sole election of the holder hereof, and by the issuance and execution of this Debenture the Corporation irrevocably consents to the jurisdiction of each such court.

     7. Transfer/Negotiability. This Debenture shall be transferred on the books of the Corporation only by the registered holder hereof or by his/her attorney duly authorized in writing or by delivery to the Corporation of a duly executed Assignment substantially in the form attached hereto as Exhibit A-1. The foregoing notwithstanding, the Corporation shall not transfer this Debenture nor any of the shares of Common Stock issuable upon conversion in the United States or to a "U.S. Person" (as defined in Regulation S promulgated under the Act) or for the account and benefit of any U.S. Person, except as provided in said Regulation S, until forty-five (45) days from the date of issuance of this Debenture. The Corporation shall be entitled to treat any holder of record of the Debenture as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Debenture in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of California.

     8. Notices. All notices and communications under this Debenture shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first-class United States certified mail, return receipt requested, postage prepaid, and addressed as follows:

                                        DEBENTURE-MICROELECTRONIC PACKAGING REV.

     if to the Corporation, to:

          Microelectronic Packaging, Inc.
          9350 Trade Place
          San Diego, CA   92126
          Attn: Chief Financial Officer & CEO

     with a copy to:

          Brobeck Phleger & Harrison, LLP
          2200 Geng Road
          Palo Alto, CA 94303
          Attn: Warren T. Lazarow, Esq.

and, if to the holder of this Debenture, to the address of such holder as it appears in the books of the Corporation. Any notice of communication shall be deemed given and received as of the date of such delivery or three days after deposit with an overnight courier service or five (5) days after deposit with the U.S. Postal Service as first class air mail.

     9. Denominations. The Debentures are issuable in minimum denominations of $50,000 principal amount and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures for different authorized denominations as requested by the holder surrendering the same. No service charge will be made for such exchange.

     10. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the laws of the State of California, or, where applicable, the laws of the United States, without regard to conflicts of law.

     11. Tax Withholding. The Corporation shall be entitled to withhold from all payments of principal of, and interest on, the Debentures, amounts, if any, required to be withheld under applicable provisions of the United States income tax or other applicable laws at the time of such payments.

     12. Incorporation by Reference. The terms and conditions set forth in that certain Offshore Securities Subscription Agreements between the Corporation and Purchasers identified therein dated as of October 22, 1996 are incorporated herein by this reference, and any transferee or subsequent holder of this Debenture (or the shares of Common Stock issued upon conversion thereof, during the Restricted Period as defined by Regulation S) shall be subject to and bound by the provisions of such agreement.

                                        DEBENTURE-MICROELECTRONIC PACKAGING REV.

     IN WITNESS WHEREOF, the Corporation has caused this Debenture to be duly executed.

                              MICROELECTRONIC PACKAGING, INC.



                              By:_________________________________

Attest:

__________________________
Secretary


                                        DEBENTURE-MICROELECTRONIC PACKAGING REV.

                                  EXHIBIT A-1

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby assigns to:
________________ the one year 8% Convertible Debenture of MICROELECTRONIC PACKAGING, INC. No. _____________ and hereby irrevocably appoints
__________________________, Attorney, to transfer said Debenture on the books of the within named corporation, with full power of substitution in the premises.

          WITNESS my hand and seal this ____ day of ______________________, 199__.

                                                                          (SEAL)

                                                                          (SEAL)



WITNESS:


                                        DEBENTURE-MICROELECTRONIC PACKAGING REV.

                            NOTICE OF CONVERSION

    (To be executed by the registered holder in order to Convert the 8%
                           Convertible Debenture.)

     The undersigned hereby irrevocably elects to convert $____ of the above 8% Convertible Debenture due October __, 1997, represented by Debenture certificate no(s). ___, into shares of Common Stock of Microelectronic Packaging, Inc. (the "Company") according to the conditions set forth in such 8% Convertible Debenture, as of the date written below.

     The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the 8% Convertible Debenture on behalf of any U.S. Person, and that it does not have an intent to act as a distributor of the securities received upon conversion of the 8% Convertible Debenture and will only transfer such securities in compliance with the Securities Act of 1933, as amended.

Date of Conversion*: ____________________________
(Note: Date of Conversion will be the date this Notice of Conversion is received by the Company.)

Conversion price (subject to confirmation and correction by Company) $_________

Holder:   __________________________________ (Holder name)

          By:_______________________________ (Signature)
          __________________________________ (Name, printed)
          __________________________________ (Title)

Address:  __________________________________
          __________________________________


-------------
  * The original 8% Convertible Debenture(s) and this duly executed Notice of Conversion must both be received by the Company to effect conversion.